SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. _)


Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Mercer International Inc.
                (Names of Registrant as Specified in Its Charter)


    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|X|   No filing fee.

|_|   Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

      1)       Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:
      2)       Form, Schedule or Registration Statement No.:
      3)       Filing Party:
      4)       Date Filed:

                            MERCER INTERNATIONAL INC.
                                 Burglistrasse 6
                                   8002 Zurich
                                   Switzerland

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
Mercer International Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Mercer International Inc., a Massachusetts trust organized under the laws of the State of Washington (the "Company"), will be held at Hauptstrasse 16, D 07365 Blankenstein, Germany at 9:00 a.m., Central Europe Time, July 13, 1999, for the following purposes:

         1.       To elect two (2) Trustees of the Company.

         2. Amendment of the Company's Non-qualified Stock Option Plan to increase the number of shares available for issuance from 2,000,000 shares to 3,600,000 shares.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Trustees have fixed the close of business on May 21, 1999, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

                                 By Order of the Trustees


                                 Jimmy S.H. Lee
                                    President


June 1, 1999

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                            MERCER INTERNATIONAL INC.

                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the management of Mercer International Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at Hauptstrasse 16, D 07365 Blankenstein, Germany on July 13, 1999, and any adjournments thereof. If the Proxy is properly executed and received by the Company prior to the meeting or any adjournment thereof, the Shares represented by your Proxy will be voted in the manner directed. In the absence of voting instructions, the shares will be voted for each of the proposals. The Proxy may be revoked at any time prior to its use by filing a written notice of revocation of Proxy or a later dated Proxy with the Secretary of the Company, Mr. Maarten Reidel, c/o Suite 1250, 400 Burrard Street, Vancouver, British Columbia V6C 3A6, bearing a date later than the date of the Proxy or by giving oral notice of revocation at the meeting. You may also revoke your Proxy in person at the meeting. If you attend the meeting and have submitted a Proxy, you need not revoke your Proxy and vote in person unless you elect to do so. The Proxy Statement and form of Proxy are being mailed to Shareholders commencing on or about June 2, 1999.

         The affirmative vote of at least a majority of the shares of beneficial interest ("Shares") cast in person or by proxy at the Annual Meeting is required to approve each proposal. The holders of one-third of the outstanding Shares and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Under applicable Washington law, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the vote on either of the proposals.

         Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by Trustees and regular employees of the Company without additional remuneration therefor. The Company may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding Proxies and Proxy materials to the beneficial owners of the Shares. All costs of solicitation of Proxies will be borne by the Company. The Company does not presently intend to employ any other party to assist in the solicitation process.

         The close of business on May 21, 1999, has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

Voting Securities and Principal Shareholders

         The holders of record of 16,034,846 Shares of the Company issued and outstanding on the Record Date will be entitled to one vote per Share at the meeting. Under the Company's Declaration of Trust, cumulative voting in the election of Trustees is not permitted. Trustees will be elected by the majority of votes cast at the meeting.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Shares as of April 30, 1999, by each shareholder who is known by the Company to own more than five percent of the outstanding Shares. The following is based solely on statements on filings with the Securities and Exchange Commission or other information the Company believes to be reliable.


  Name and Address                                    Number                      Percent of
 of Beneficial Owner                                 of Shares                  Outstanding Shares
FMR Corp.1                                           1,842,000                          11.5%
82 Devonshire Street
Boston, MA 02109

Schneider Capital Management                         1,166,000                          7.3%
460 E. Swedesford Street
Suite 1080
Wayne, PA 19087

Princeton Services Inc.2                             1,610,785                          10.0%
800 Scudders Mill Road
Plainsboro, NY 08536

Kennedy Capital Management Inc.                      1,477,4013                          9.2%
425 N. New Ballas Road
Suite 181
St. Louis, MO 63141

Greenlight Capital, L.L.C.                           1,421,000                          8.9%
420 Lexington Ave.
Suite 875
New York, NY 10170


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

         Pursuant to resolutions of the Trustees under authority granted by the Company's Declaration of Trust, the number of Trustees of the Company is established at five. The votes of a majority of the Shares cast in person or by Proxy at the Annual Meeting are required to elect the Trustees.

         The Board of Trustees is divided into three classes. Initially, Class I Trustees were elected for one year, Class II Trustees were elected for two years and Class III Trustees were elected for three years. Successors to the class of Trustees whose term expires at any annual meeting shall be elected for three year terms. One of the nominees for Trustee, Mr. Jimmy Lee, is member of Class II, and is to be elected to the Board of Trustees for a three-year term to serve until the annual meeting of shareholders in 2002, or until his successor is elected and qualified. Mr. Lee currently serves as a Trustee. The other nominee, Mr.R. Ian Rigg, is not currently a Trustee and is nominated to be a member of Class II and to be elected to the Board of Trustees for a three-year term to serve until the annual meeting of shareholders in 2002, or until his successor is elected and qualified.

         Mr. Lee and Mr. Rigg each have indicated that he is willing and able to serve as a Trustee. If the nominee is unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Trustees. Proxies received by the Trustees on which no designation is made will be voted FOR the nominee.

Trustees

         The following table sets forth information regarding each nominee for election as a Trustee and each Trustee whose term of office will continue after the Annual Meeting.

                                                                                          Expiration of
         Name                       Current Position with the Company           Age      Term as a Trustee
         Jimmy S. H. Lee            Chairman, President and Trustee             42             1999
         C. S. Moon                 Trustee                                     52             2001
         Maarten Reidel             Secretary and Chief Financial Officer
                                     and Trustee                                35             2001
         Michel Arnulphy            Trustee                                     65             2000
         R. Ian Rigg                Nominee for Trustee                         55


         Jimmy S.H. Lee has been a Trustee since May, 1985, and Chief Executive Officer of the Company since 1992. Mr. Lee is a director of Med Net International Ltd.

         C. S. Moon has been a Trustee since June 1994. Mr. Moon is an independent consultant. From 1990 until 1998, he was Executive Director of Shin Ho Group of Korea, an international paper manufacturer headquartered in Korea. Prior to joining Shin Ho in 1990, Mr. Moon previously served in managerial positions with Moo Kim Paper Manufacturing Co., Ltd. and Sam Yung Pulp Co., Ltd., both in Korea.

         Maarten Reidel has been Chief Financial Officer and a Trustee since December 1996, a Managing Director of Spezialpapierfabrik Blankenstein GmbH ("SBG") since November 1994 and the Chairman of the Management Board of Dresden Papier AG ("DPAG") from 1992 to 1994, a member of the German government agency responsible for the privatization of government-owned companies from 1992 to 1994, and an accountant with Arthur Andersen & Co. from 1987 to 1992.

         Michel Arnulphy has been a Trustee since June 1995. From 1998 to the present, Mr. Arnulphy has been the Managing Director of Electro Orient Ltd., a merchandising trading company located in Hong Kong. From 1975 to 1998, Mr. Arnulphy was Managing Director of J. Mortenson & Co., Ltd., a manufacturer of water treatment equipment in Hong Kong.

     R. Ian Rigg is a nominee for Trustee. He has been the chief financial officer and a director of Advanced Project Ltd. since 1996 and of Terrawest Industries, Inc. since 1989. He is a director of Carlin Resources Corp. and a nominee director and officer of Bank Gospodarki of Poland. Mr. Rigg is a chartered accountant in Canada.

         During the fiscal year ended December 31, 1998, the Trustees held no board meetings but acted on six occasions by resolution adopted by unanimous written consent. Under the Declaration of Trust of the Company, resolutions may be adopted by written consent signed by a majority of the Trustees.

Committees of the Board

     The Company has established an Audit Committee. The function of the Audit Committee is to meet with and review the results of the audit of the Company's financial statements performed by the independent public accountants and to recommend the selection of independent public accountants. The members of the Audit Committee are Mr. Michel Arnulphy and Mr. C. S. Moon. The Audit Committee did not meet during 1998.

         The Company has also established a Compensation Committee. The members of the Compensation Committee are Mr. C. S. Moon and Mr. Michel Arnulphy. The primary duty of the Compensation Committee is to grant stock options under the Company's 1992 Non-Qualified Stock Option Plan and to award bonuses to employees and consultants under the Company's Incentive Bonus Plan. The Compensation Committee did not meet during 1998, but acted by written consent on one occasion.

         The Company does not have a Nominating Committee.

Security Ownership of Management

         The following table sets forth information regarding ownership of the Company's Shares on the April 30, 1999, by (i) each Trustee, nominee for Trustee and Named Executive Officer (as defined below); and (ii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each Named Executive Officer and Trustee has sole voting and disposition power with respect to the Shares set forth opposite his name. Each such person has indicated that he will vote all Shares owned by him in favor of the nominees for Trustee and in favor of each of the other proposals.

                                                     Shares
                                                  Beneficially                  Percent
                  Name of Owner                      Owned                    of Ownership
          Jimmy S.H. Lee(1)                          172,333                      1.1%

          C.S. Moon(2)                                12,000                       *

          Michel Arnulphy(2)                           6,000                       *

          Maarten Reidel(3)                          191,667                      1.2%

          Ron Aurell(4)                               46,700                       *

          Trustees and Officers as a
          Group
          (5 persons)(5)                             428,700                      2.6%


*        Less than 1%.

(1)      Includes presently exercisable stock options to acquire 158,333 shares.
(2)      Represents presently exercisable stock options.
(3)      Includes presently exercisable stock options to acquire 71,667 shares.
(4)      Includes presently exercisable stock options to acquire 10,000 shares.
(5)      Includes presently exercisable stock options to acquire 258,000 shares.


Executive Compensation

         The following table sets forth information on the annual compensation for each of the Company's last three fiscal years of the chief executive officer ( the "CEO") and each of the Company's four most highly compensated executive officers other than the CEO who received aggregate annual remuneration from the Company in excess of $100,000 during the fiscal year ended December 31, 1998 (collectively, with the CEO, the "Named Executive Officers").

                                                                                        Long-Term
                                                      Annual Compensation               Compensation

                                                                                           Securities
                                                                                           Underlying
    Name and Principal                                                Other Annual          Options/            All Other
         Position           Year     Salary($)    Bonus($)          Compensation($)          SARs(#)         Compensation($)
    ------------------      ----     ---------    --------          ---------------          -------         ---------------
Jimmy S.H. Lee              1998    221,326       151,200                  0                  90,000                0
Chief Executive Officer     1997    263,781       101,540                  0                 160,000                0
                            1996    293,220       128,855                  0                  75,000                0
Maarten Reidel
Chief Financial Officer                                                                       50,000
                            1998    287,799       105,000                  0                                        0
                            1997    224,790       105,000                  0                 120,000                0
                            1996    179,104        71,586                  0                    0                   0

Dr. Ron Aurell              1998       68,224     (1)                      0                    0                   0
Managing Director           1997      69,280      109,159                  0                    0                   0
of Pulp Operations          1996      79,601      258,092                  0                    0                   0

(1)  At the date hereof, Dr. Aurell's bonus for 1998 has not been determined.


Employment Agreement

         Mr. Lee has entered into an employment agreement with the Company dated July 1, 1994. The agreement generally provides, subject to certain termination provisions, for continued employment of Mr. Lee for a period of 36 months with automatic one month renewals, so that the contract at all times has a remaining term of 36 months. The agreement provides for a base salary and other compensation as determined by the board of directors. The agreement contains change in control provisions pursuant to which, if a change in control (as defined in the agreement) occurs, Mr. Lee may only be discharged for cause. In the event Mr. Lee is terminated without cause or resigns for good reason (as defined in the agreement) within eighteen months of the change in control, he shall be entitled to a severance payment of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. If Mr. Lee is terminated without cause or resigns for good reason after eighteen months of the change in control, he shall be entitled to a severance payment of a proportionate amount based on the length of time remaining in the term of the agreement of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. In addition, Mr. Lee will continue to receive equivalent benefits as were provided at the date of termination for the remaining term of the agreement.

Stock Options

         The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 1998

                                   Option/SAR Grants in Last Fiscal Year

                                  Number of        % of Total                                        Potential Realizable
                                 Securities       Options/SARs                                         Value at Assumed
                                 Underlying        Granted to                                        Annual Rates of Stock
                                Options/SARs    Employees Fiscal   Exercise or Base    Expiration   Price Appreciation for
          Name                   Granted (#)          Year           Price ($/Sh)         Date           Option Term
                                                                                                         5% ($) 10%($)
          Jimmy S.H. Lee           90,000             27.3%              $6.00           10/08          339,603 860,620

          Maarten Reidel           50,000             15.2%              $6.00           10/08          188,668 478,122

         The table below provides information on exercises of options during 1998 by the Named Executive Officers and information with respect to unexercised options held by the Named Executive Officers at December 31, 1998

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal Year-End Option/SAR Values

                                                                       Number of Securities
                                                                            Underlying        Value of Unexercised
                                                                            Unexercised           in-the-money
                                                                          Options/SARs at        Options/SARs at
                                                                        Fiscal Year-End (#)    Fiscal Year-End ($)
                             Shares Acquired on                            Exercisable/           Exercisable/
           Name                 Exercise (#)      Value Realized ($)       Unexercisable          Unexercisable
           ----                 ------------      ------------------       -------------          -------------
Jimmy S.H. Lee                       0                     0              158,333/166,667         24,300/48,600

Maarten Reidel                    120,000               176,250            71,667/33,333          13,500/27,000

Dr. R. Aurell                        0                     0                 10,000/0                  0/0


Compensation of Trustees

         The Trustees do not receive cash compensation for service as a Trustee. The Company reimburses the Trustees and officers for their expenses incurred in connection with their duties as Trustees and officers of the Company. Non-employee Trustees who are in office at the end of a fiscal year receive options to acquire 6,000 shares of common stock at an exercise price equal to the closing price of the Company's shares on The Nasdaq Stock Market's National Market on the last trading day of the fiscal year.

Report of the Trustees on Executive Compensation

         Compensation of the Company's executive officers is determined on an annual basis by either the Trustees as a whole or the Compensation Committee in consultation with management. For 1998, compensation of executive officers was determined by the Trustees as a whole. The Company's goal is to compensate the Company's executive officers in a manner which is consistent with the Company's strategic plan and which rewards executive officers in a fair manner for performance which forwards the strategic plan. To this end, the Company's basic compensation philosophy is to maintain annual base salaries for executive officers at relatively low amounts and to award bonuses and long-term incentives in the form of stock options based on annual performance of the Company and of the executive.

         The financial results from operating the Company's businesses are the major factor in determining levels of executive compensation.

         The Company adopted an Employee Incentive Plan ("EIP") during 1994 in which the Company's executive officers and other employees may participate. Under the EIP, 5% of the Company's Net Income for each fiscal year is set aside as a bonus pool. During the course of the fiscal year, the Trustees may grant interests in the bonus pool to employees, officers and trustees of the Company and its subsidiaries. Bonuses are to be paid within 120 days of the end of the fiscal year.

         In evaluating the performance of the Company's executive officers in awarding grants under the EIP, the Trustees considered factors such as the growth in earnings of the Company, the effectiveness of cost reduction and productivity-enhancement measures in the operating subsidiaries, the growth in assets, and the performance of the Company's Common Stock. The Trustees also considered the contribution of the Company's executive officers toward the accomplishment of those goals.

         In determining the compensation of the Company's Chief Executive Officer, Mr. Lee, for 1998, the Trustees evaluated Mr. Lee based on the criteria set forth above. In determining Mr. Lee's salary and his bonus award under the EIP, the Trustees considered the operating performance of the Company in a difficult economic environment for pulp and paper companies, the progress made by the Company in transitioning its pulp production from sulphite pulp to kraft pulp and the completion of the sales of two of the Company's paper mills in furtherance of the Company's strategic plan to rationalize its production facilities. Mr. Lee was granted options to purchase 90,000 shares of the Company's common stock in order to provide a long term incentive.

 /s/ Michel Arnulphy   /s/ Jimmy S. H. Lee  /s/ C. S. Moon   /s/ Maarten Reidel

Performance Graph

         The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of NASDAQ Market Index and an additional group of peer companies which comprise Standard Industrial Classification Code 262--Paper Mills for comparison over the five years ending December 31, 1998. The companies which comprise SIC Code 262 are Abitibi-Consolidated Inc.; American Israeli Paper; Avenour Inc.; Badger Paper Mills Inc.; Boise Cascade Corporation; Bowater Inc.; Champion International; Chesapeake Corporation; Consolidated Papers Inc.; Crown Vantage Inc.; Domtar Inc.; Fletcher Challenger Forests; Fletcher Challenger Building; Fletcher Challenger Paper; Fort James Corp.; Johns Manville Corporation; Kimberly-Clark Corporation; MacMillan Bloedel Ltd.; Mercer International Inc. SBI; P.H. Glatelter Co.; Pope & Talbot Inc.; Potlatch Corporation; Schweitzer Mauduit International; Striker Industries Inc.; Union Camp Corporation; Wausau-Mosinee Paper Corporation; Westvaco Corporation; Weyerhauser Company; and Willamette Industries.

                      Comparison of Cumulative Total Return
                   of Company Industry Index and Broad Market

                                                                 FISCAL YEAR ENDED

 COMPANY                                       1994           1995         1996       1997        1998
 -------                                       ----           ----         ----       ----        ----
 Mercer International Inc. SBI                 96.46         145.13        72.57      62.56       48.56

 Industry Index                               102.01         134.41       150.44     155.60      162.33

 Broad Market                                 104.99         136.18       169.23     207.00      291.96


Certain Transactions

     At December 31, 1998, Mr. Reidel had outstanding amounts payable to the Company of $161,000. This amount is due on demand and does not bear interest.

         The Company reimburses a Hong Kong company controlled by the family of Mr. Lee for the use of office space and general and administrative expenses for activities of the Company's Hong Kong subsidiary. During 1998, the Company became obligated to reimburse this company a total of $207,000.

Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

         Based solely on the review of the copies of such reports received by the Company, and on written representations by the Company's officers and Trustees regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 1998, all of its officers and Trustees filed all required reports under Section 16(a) in a timely manner.


PROPOSAL 2:  INCREASE IN SHARES AVAILABLE FOR ISSUANCE UNDER STOCK OPTION PLAN

         In 1992, the Board of Directors of the Company adopted the Mercer International, Inc. 1992 Non-Qualified Stock Option Plan (the "Stock Plan"). A copy of the Stock Plan may be obtained upon written request to the Company's secretary. The Stock Plan was approved by shareholders at the annual meeting in 1993. Under the Stock Plan, the Company is authorized to issue 2,000,000 shares of Mercer common stock upon the exercise of options granted under the Stock Plan. The shareholders are being requested to approve an amendment to the Stock Plan that increases the number of shares that may be issued under the Stock Plan from 2,000,000 to 3,600,000.

         The purpose of the Stock Plan is to enable the Company to attract and retain employees of ability and experience, and to furnish such personnel significant incentives to improve operations and increase profits of the Company. Since its inception, options with respect to 1,164,500 shares have been exercised and 765,000 options are currently outstanding and exercisable. Currently, there are no shares available for future option grants to employees and fewer than 70,000 shares available for future option grants to Trustees. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Stock Plan over the term of the Plan (which expires, unless earlier terminated, in 2002) unless additional shares are authorized. The amount of the proposed increase, 1,600,000 shares, represents approximately 10.0% of the Company's outstanding shares.

         In general, the Stock Plan currently authorizes Mercer to grant non-qualified stock options. The Stock Plan is administered by the Compensation Committee and all terms of the grant are determined by the Compensation Committee. The purchase price of each share of Mercer common stock covered by an option may not be less than 100% of the fair market value of Mercer common stock, on the date of grant of the option. Options may be exercised only while the holder is in the employ of the Company or a subsidiary within 90 days after the date of termination or within one year after the death or disability of the holder.

         Approval of an amendment to the Stock Plan as described above requires the affirmative vote of a majority of the outstanding shares of common stock eligible to vote as the meeting. THE TRUSTEES RECOMMEND A VOTE FOR ADOPTION OF THIS PROPOSAL.


                      INDEPENDENT ACCOUNTANTS AND AUDITORS

     Peterson Sullivan P.L.L.C., Certified Public Accountants, has been selected by the Trustees to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. Peterson Sullivan P.L.L.C. have examined the consolidated financial statements of the Company and its subsidiaries each year since 1989. Representatives of Peterson Sullivan P.L.L.C. are not expected to be present at the Annual Meeting.

                          FUTURE SHAREHOLDER PROPOSALS

         Any proposal which a Shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Company on or before February 2, 2000. A shareholder must notify the Company on or before April 17, 2000 that he or she intends to introduce a proposal at the 2000 shareholder meeting or management will have discretionary authority to vote its proxies with respect to any such proposal.

                                  OTHER MATTERS

         The Trustees know of no matter other than those mentioned in the Proxy Statement to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the Proxy holders to vote the Proxies in accordance with their judgment. If there are insufficient votes to approve any of the proposals contained herein, the Trustees may adjourn the meeting to a later date and solicit additional Proxies. If a vote is required to approve such adjournment, the Proxies will be voted in favor of such adjournment.

         A copy of the Company's Annual Report to the Securities and Exchange Commission will be provided to Shareholders without charge upon written request directed to Mercer Shareholders Information, Burglistrasse 6, 8002 Zurich, Switzerland.

         By Order of the Trustees,

         DATE:  June 1, 1999.

                                      PROXY

                            MERCER INTERNATIONAL INC.
                                 Burglistrasse 6
                                   8002 Zurich
                                   Switzerland

         This  Proxy  is   solicited   on  behalf  of  the  Trustees  of  Mercer
International Inc.

         The undersigned hereby appoints Jimmy S.H. Lee as proxy, with the power of substitution to represent and to vote as designated below, all the shares of beneficial interest of Mercer International Inc. held of record by the undersigned on May 21, 1999, at the Annual Meeting of Shareholders to be held on July 13, 1999, or any adjournment thereof.

         1.       ELECTION OF TRUSTEES

 FOR the nominees listed            WITHHOLD AUTHORITY to vote
 below (except as marked            for the nominees listed
 to the contrary below)       |_|   below                        |_|

     (Instruction: To withhold authority to vote for a nominee, strike a line through the nominee's name in the list below.)

                           Jimmy S. H. Lee R. Ian Rigg

         2. Amendment of the Company's Non-qualified Stock Option Plan to increase the number of shares available for issuance from 2,000,000 shares to 3,600,000 shares.

         3. In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

         Please sign exactly as name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                             , 1999
                                                     Signature


                                                     Print Name


                                                     Signature, if jointly held


                                                     Print Name


Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

--------
1 Filed jointly with Edward C. Johnson 3d and Abigail P. Johnson.

2 Filed on behalf of Merrill Lynch Asset Management Group, together Merrill Lynch Special Value Fund, Inc. ("MLF"). MLF claims shared voting and dispositive power with respect to 1,609,000 shares.

3 Sole voting power as to 1,360,146 Shares and sole dispositive power as to 1,477,401 Shares.